Exhibit 23.3

Consent of Armanino LLP, Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 filed pursuant to Rule 462(b) of the Securities Act of 1933 of Adesto Technologies Corporation of our report dated March 27, 2018, relating to the consolidated financial statements of Echelon Corporation, which appears in the Current Report on Form 8-K of Adesto Technologies Corporation dated July 9, 2018. We also consent to the reference to us under the caption “Experts”.

/s/ARMANINO LLP

San Jose, California
July 9, 2018